EXCLUSIVE PROJECT MANAGEMENT, DESIGN AND MARKETINGAGREEMENT

This EXCLUSIVE PROJECT MANAGEMENT, DESIGN AND MARKETING AGREEMENT (this “Agreement”) is made as of this 11th day of February, 2008 (the “Effective Date”), by and between Solar Thin Films, Inc., a Delaware corporation, having its principal offices at 25 Highland Blvd., Dix Hills, New York 11746  (“Solar Thin Films”), and Solar Thin Power, Inc., having its principal offices at 25 Highland Blvd., Dix Hills, New York 11746 (“Solar Thin Power”).

Recitals:

A. Solar Thin Films is a manufacturing and engineering company specializing in: (i) the design and construction of turnkey production facilities for the manufacture of thin-film photovoltaic modules (the “Technology”), (ii) investment in photovoltaic module manufacturing systems, and (iii) participation in domestic and international solar energy power projects.

B. Solar Thin Power is the majority-owned subsidiary of Solar Thin Films, which was formed to pursue international and domestic opportunities to participate in domestic and international solar energy power projects.

C. Solar Thin Power has agreed to loan the sum of Two Million Five Hundred Thousand ($2,500,000.00) to Solar Thin Films pursuant to the terms of a secured term note, a copy of which is annexed hereto as Exhibit A (the “Note”).

D. In consideration for Solar Thin Power providing such funds to Solar Thin Films, Solar Thin Films has agreed to exclusively provide project management, design and marketing services (the “Services”) to Solar Thin Power with respect to any and all solar energy power projects (the “Solar Power Projects”) in the territories of Greece and Spain (the “Territories”). Solar Thin Films shall not participate in any Solar Power Projects in the Territories, in any way or manner, other than through its relationship with Solar Thin Power during the term of this Agreement. .

Agreement:

In consideration of the premises and in further consideration of the mutual promises and undertakings herein contained, and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Obligations of the Parties. During the term of this Agreement,

a.	Solar Thin Power shall:

i.
Use all commercially reasonable efforts to obtain, at its sole cost and expense, all governmental and other required approvals required to participate in Solar Power Projects in the Territories (the “Required Approvals”);

ii.	Upon the attainment of the Required Approvals, use its commercially reasonable best efforts to obtain new and existing licenses in the Territories;

iii.
Solar Thin Power agrees to seek new and existing licenses in a manner consistent with the high standards of quality used by Solar Thin Films. Solar Thin Power warrants that it possesses the expertise, facilities and ability to professionally and successfully seek licenses and to promote the goodwill associated with the Solar Thin Films.

b.	Solar Thin Films shall:

i.	Use all commercially reasonable efforts to support Solar Thin Power’s participation in Solar Power Projects in the Territories. Such support will include, but not be limited to:

1.	Solar Power Project management and design;

2.	Providing access and fostering relationships with manufacturers and providers of:

a.	Photovoltaic modules

b.	Electronics

c.	Balance of Systems

2. Fee. Solar Thin Power agrees to pay Solar Thin Films a fee, which shall be determined on a project by project basis but shall be at the then existing normal and customary rate, for each and every project in the Territories

3. Term. The term of this Agreement shall be three (3) years effective from the date set forth above.

4. Termination. This Agreement may be terminated:

a.	by the non-breaching party immediately if the other party shall fail to perform any obligation under this Agreement and such failure is incapable of remedy;

b.
by the non-breaching party after thirty (30) days notice and opportunity to cure if the other party shall fail to perform any obligation under this Agreement, such failure is capable of remedy, and such failure continues unremedied after the expiration of such thirty (30) day period, provided that if Solar Thin Power is in breach of any term of this Agreement, Solar Thin Films shall be entitled to suspend the supply of the Product to Solar Thin Power until Solar Thin Power cures the breach;

c.
by a party immediately if the other party shall file any voluntary petition or similar proceeding under any bankruptcy act, institute any voluntary proceeding in any court to declare itself insolvent or unable to meet debts, make an assignment for the benefit of creditors, or consent to the appointment of a receiver for any of its property;

d.
by a party if the other party shall have filed against it any involuntary petition or similar proceeding under any bankruptcy act, have instituted against it any involuntary proceeding in any court to declare it insolvent or unable to meet debts, have all or substantially all of its property levied upon or attached by process of law, or have a receiver appointed for any of its property, and the same is not dismissed, vacated, set aside, or released within sixty (60) days thereafter; or

e.
by Solar Thin Films should Solar Thin Power (i) make any false misrepresentations regarding Solar Thin Films or its relationship with Solar Thin Films, or (ii) conduct its business in an immoral or unprofessional manner which could result in liability to Solar Thin Films.

5. Effect of Termination.

a.	Termination by either party shall not prejudice any remedy that either party may have, at law, in equity, or under this Agreement.

6. Representations and Warranties. Each party represents to the other that:

a.  it has the power, right and authority to enter into this agreement;

b. that this Agreement has been duly authorized by all requisite corporate and partnership actions; and

c. that it shall comply with all applicable laws, rules and regulations in performing its obligations under this Agreement.

7. Indemnification/Limitation on Liability.

a. Solar Thin Films shall indemnify, defend and hold Solar Thin Power and its parents, subsidiaries, affiliates, officers, directors, employees, agents, and representatives (the “Solar Thin Power Indemnified Parties”) harmless from and against any and all claims, liabilities, demands, actions, causes of action, judgments, settlements, and expenses (including, but not limited to, reasonable attorneys’ fees, costs, and expenses) (“Damages”) arising out of or in connection with any (i) third-party claims based upon infringement of any United States patent, copyright, or other proprietary right by the Technology, excepting any Damages resulting from the intentionally wrongful or negligent acts of the Solar Thin Power Indemnified Parties or (ii) third-party product-liability claim in which the death, personal injury, illness, property damage or other loss is conclusively determined to have resulted from the proper use of the Product manufactured by Solar Thin Films and dispensed by a licensed veterinarian.

b. Solar Thin Power shall indemnify, defend and hold Solar Thin Films and its parents, subsidiaries, affiliates, officers, directors, employees, agents, and representatives (the “Solar Thin Films Indemnified Parties”) harmless from and against any and all claims, liabilities, demands, actions, causes of action, judgments, settlements, and expenses (including, but not limited to, reasonable attorneys’ fees, costs, and expenses) (“Damages”) arising out of or in connection with Solar Thin Power’ breach of any representation, warranty, covenant, or agreement made by Solar Thin Power under or in connection with this Agreement or the failure of Solar Thin Power to perform any of its covenants or agreements contained in this Agreement.

c. Upon obtaining knowledge thereof, the party to be indemnified (the “Indemnified Party”) shall promptly notify the party which is required to provide indemnification (the “Indemnifying Party”) in writing of any damage, claim, loss, liability or expense which the Indemnified Party has determined has given rise or could give rise to a claim under this Section 7 (such written notice being hereinafter referred to as a “Notice of Claim”). A Notice of Claim shall contain a brief description of the nature and estimated amount of any such claim giving rise to a right of indemnification. With respect to any claim or demand set forth in a Notice of Claim relating to a third-party claim, the Indemnifying Party shall have the power and right to defend, direct the defense, compromise and settle, in good faith and at its expense, any such claim or demand, and the Indemnified Party, at its sole expense, shall have the right to participate and shall cooperate in the defense of any such third-party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the Indemnified Party shall not settle or compromise such third party claim.

d. In no event shall either party be liable to the other or to any third party for any special, indirect, incidental, consequential, or punitive damages arising out of or in connection with this Agreement or the Technology, whether based on breach of contract, breach of warranty, tort (including negligence), or otherwise.

8. Confidentiality. Each party agrees to hold in strict confidence, and not to disclose to any other person or to use in any manner, either before or after termination of this Agreement, any technical or business information, manufacturing technique, process, experimental work, trade secret, patent, or other confidential matter belonging to other party, including the Technology (“Confidential Property”), except as specifically permitted pursuant to the terms of this Agreement, and shall take all reasonable measures to maintain the confidentiality of such Confidential Information, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Confidential Information shall include the terms of this Agreement.

9. Injunctive Relief. Both parties agree that, in the event of a breach or alleged breach of Sections 2 and 7, Solar Thin Films shall be irreparably harmed and shall not have an adequate remedy at law, including monetary damages, and that Solar Thin Films shall consequently be entitled to seek a temporary restraining order, injunction, or other form of equitable relief, without bond, against the continuance of such breach. Such relief shall be in addition to any other rights or remedies of Solar Thin Films under this Agreement, including, but not limited to, rights of termination under Section 4.

10. Recitals. The parties agree that the recitals to this Agreement are true and accurate and hereby incorporate them into this Agreement.

11. Force Majeure. For the period and to the extent that a party hereto is disabled from fulfilling in whole or in part its obligations hereunder, where such disability arises by reason of an event of force majeure (including, but not limited to, any law or government regulation, or any act of God, flood, war, terrorism, revolution, civil commotion, political disturbance, fire, explosion, or any other cause whatsoever over which such party has no control), such party shall be released from its obligations hereunder until the cessation of such disability. Notice of any such disability and cessation thereof shall forthwith be given by the party claiming the benefits thereof to the other. The provisions of this Article shall not be applicable to any obligation involving the payment of money.

12. Assignment. Neither this Agreement, nor any of the rights or interests of Solar Thin Films or Solar Thin Power hereunder, may be assigned, transferred or conveyed by operation of law or otherwise without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that either party (the “Selling Party”) may assign its rights and interest under this Agreement to any acquirer of such Selling Party in any transaction that constitutes a Change of Control for such Selling Party. A Change of Control shall mean the sale of substantially all of the assets of such Selling Party, the sale of substantially all of the stock of such Selling Party or the merger or consolidation of such Selling Party with a third party in which the Selling Party is not the surviving entity.

13. Independent Contractors. In performing their respective duties under this Agreement, each of the parties shall be operating as an independent contractor. Nothing contained herein shall in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party shall have the power to bind the other party or incur obligations on the other part’s behalf without the other party’s prior written consent.

14. Successors And Assigns. Subject to Section 12 above, this Agreement shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respec-tive permitted successors and assigns.

15. Survival of Rights of Parties. The termination of this Agreement shall not release either party from any liability, obligation, or agreement which, pursuant to any provision of this Agreement, is to survive or be performed after such expiration or termination.

16. Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed valid and sufficient if delivered by personal service or overnight courier or dispatched by registered mail, postage prepaid, in any post office, or if dispatched by telefax, promptly confirmed by letter dispatched as above provided, to the parties at the addresses as set forth above. A party hereto may change its address by notice to the other in the manner set forth above. Notices and other communications rendered as herein provided shall be deemed to have been given on the day on which personally served or sent by telefax or, if sent by overnight courier, on the second (2nd) day after being posted, or if sent by registered mail, on the fifth (5th) day after being posted, or in either case the date of actual receipt, whichever date is the earlier.

17. Partial Invalidity. If any term, covenant or provision contained herein shall be invalid or illegal, such invalidity or illegality shall not impair, invalidate or nullify the other provisions of this Agreement.

18. Applicable Law. All questions concerning the construction, validity, enforcement and interpretations of this agreement shall be governed and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of law thereof. All proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

19. Subject Headings. The subject headings on this Agreement have been placed thereon for the convenience of the parties and shall not be considered in any question of interpretation or construction of this Agreement.

20. Complete Agreement, Waivers, And Amendments. This Agreement, in combination with the Secrecy Agreement previously signed by the parties and the purchase orders and invoices issued pursuant hereto, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, between the parties regarding such subject matter. The failure of either party to enforce at any time or for any period of time any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision. In addition, no terms or provisions of this Agreement may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge, or termination is sought. Solar Thin Power and Solar Thin Films agree to renegotiate in good faith any provision of, or addition to, this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts when taken together shall constitute but one and the same instrument.

22. Rules of Construction. The rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such and agreement are hereby waived and relinquished by each party.

23. Further Assurances. From and after the date hereof the parties agree to take or cause to be taken such further action and executed, deliver and file such further documents and instruments as the other party may reasonably request from time to time to effectuate the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

Solar Thin Films, Inc.

By:/s/ Peter Lewis

Name: Peter Lewis

Title: Chief Executive Officer

Solar Thin Power, Inc.

By:/s/ Robert Rubin

Name: Robert Rubin

Title:  Chief Financial Officer